Exhibit 1

Denison Mines Corp. Atrium on Bay, 595 Bay Street, Suite 402 Toronto, ON M5G 2C2 Ph. 416-979-1991 • Fx. 416-979-5893 • www.denisonmines.com

PRESS RELEASE	Trading symbols: DML-T, DNN-A
For release only in the United States	Amounts in Canadian dollars
DENISON MINES CORP. ANNOUNCES $41.25 MILLION “BOUGHT DEAL” FINANCING
Toronto, ON — January 6, 2009... Denison Mines Corp. (“Denison” or the “Company”) (DML: TSX, DNN: NYSE Alternext US) is pleased to announce that it has entered into an agreement with underwriters which have agreed to purchase, on a bought deal basis, 25.0 million common shares of Denison at a purchase price of $1.65 per common share (the “Offering Price”), for aggregate gross proceeds in the amount of $41.25 million. In addition, the Company has granted the underwriters an option to purchase up to an additional 3,750,000 common shares at the Offering Price exercisable within 30 days after the closing of the offering for additional gross proceeds in the amount of up to approximately $6.2 million.
The offering is scheduled to close on or about January 27, 2009 and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals including the approval of the Toronto Stock Exchange and the securities regulatory authorities.
This Public Offering in Canada by way of short-form prospectus is to be filed in all of the provinces of Canada except Quebec. The Common Shares may also be sold in the United States to institutional accredited investors on a substituted purchaser basis under Rule 506 of Regulation D. These securities offered have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release and the information contained herein.
This press release shall not constitute an offer to sell or solicitation of an offer to buy the securities in any jurisdiction. The common shares will not be and have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements.
About Denison
Denison Mines Corp. is a premier intermediate uranium producer in North America, with mining assets in the Athabasca Basin region of Saskatchewan, Canada and the southwest United States including Colorado, Utah, and Arizona. Further, the Company has ownership interests in two of the four conventional uranium mills operating in North America today. The Company also has a strong exploration and development portfolio with large land positions in the United States, Canada, Mongolia and Zambia.
For further information contact:

E. Peter Farmer	(416) 979-1991 Extension 231
Chief Executive Officer

Ron Hochstein	(416) 979-1991 Extension 232
President and Chief Operating Officer

James R. Anderson	(416) 979-1991 Extension 372
Executive Vice President and Chief Financial Officer

Cautionary Statements
This press release contains statements which are not current statements or historical facts. They are “forward-looking information” as defined under Canadian securities laws and “forward-looking statements”, within the meaning of the United States Private Securities Litigation Reform Act of 1995, concerning the business, operations and financial performance and condition of Denison which may be material and that involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by them.
The material risk factors that could cause actual results to differ materially from the forward-looking information and statements contained in this press release and the material risk factors or assumptions that were used to develop them include, but are not limited to, statements with respect to estimated production sales volumes, and the expected effects of possible corporate transactions and the development potential of Denison’s properties; the future price of uranium, vanadium, nickel and cobalt; the estimation of mineral reserves and resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; costs of production; capital expenditures; success of exploration activities; permitting timelines and permitting, mining or processing issues; currency exchange rate fluctuations; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims; and limitations on insurance coverage. Generally, these forward-looking-information and statements can be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “is expected,” “budget,” “scheduled,” “estimates,” forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might” or “will be taken,” “occur” or “be achieved.”
Forward-looking information and statements are based on the opinions and estimates of management as of the date such statements are made. They are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Denison to be materially different from those expressed or implied by such forward-looking-information and statements, including but not limited to risks related to: unexpected events during construction, expansion and start-up; variations in ore grade; amount of material mined or milled; delay or failure to receive board or government approvals; timing and availability of external financing on acceptable terms; risks related to international operations; actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of uranium, vanadium, nickel and cobalt; possible variations in ore reserves, grade or recovery rates; unexpected or challenging geological, hydrogeological or mining conditions which deviate significantly from our assumptions regarding those conditions; political risks arising from operating in certain countries, including the risks of nationalization, terrorism and sabotage; the risk of adverse changes in government legislation, regulations and policies; the risk of natural phenomena including inclement weather conditions, fire, flood, underground floods, earthquakes, pitwall failure and cave-ins; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in the completion of development or construction activities, as well as those factors discussed in or referred to under the heading “Risk Factors” in Denison’s Annual Information Form dated March 28, 2008 available at www.sedar.com and its Form 40-F available at www.sec.gov. Although management of Denison has attempted to identify material factors that could cause actual results to differ materially from those contained in forward-looking-information and statements, which only apply as of the date hereof and should not be relied upon as representing Denison’s views as of any subsequent date, there may be other factors that cause results not to be as anticipated, estimated or intended.
There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking-information and statements. Denison does not undertake to update any forward-looking-information and statements that are included or incorporated by reference herein, except in accordance with applicable securities laws. Mineral resources, which are not mineral reserves, do not have demonstrated economic viability. Readers should refer to the Annual Information Form and the Form 40-F of the Company for the year ended December 31, 2007 and other continuous disclosure documents filed since December 31, 2007 available at www.sedar.com for further information relating to their mineral resources and mineral reserves.